UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2017, Clean Energy Renewable Fuels, LLC (“Renewables”), an indirect subsidiary of Clean Energy Fuels Corp. (the “Registrant”), completed its sale to BP Products North America, Inc. (“BP”) of certain assets related to the Registrant’s renewable natural gas (“RNG”) business, including two RNG production facilities, a 50% ownership interest in joint ventures formed to develop two new RNG production facilities, and third-party RNG supply contracts (collectively, the “Assets”) (such transaction, the “Asset Sale”).

Upon completion of the Asset Sale, BP paid Renewables $30.0 million in cash and delivered to Renewables a promissory note for $123.5 million that matures on April 3, 2017, and Renewables retained $7.1 million of cash relating to the Assets. BP has also agreed to pay up to an additional $25.0 million in cash over a five-year period, which amount could be paid in whole, in part or not at all, depending on the satisfaction of certain performance conditions related to the Assets. The Registrant expects the net proceeds from the Asset Sale, after deducting costs and other payments associated with the transaction paid or payable by the Registrant or Renewables, to be approximately $150.1 million, and the Registrant intends to use these net proceeds for general working capital, including the payment of its outstanding indebtedness.

Following completion of the Asset Sale, Renewables and the Registrant will continue to obtain RNG from BP under a long-term supply contract and from other RNG suppliers, and will resell such RNG through its natural gas fueling infrastructure as Redeem™, the Registrant’s RNG vehicle fuel. The Registrant will collect royalties from BP on gas purchased from BP and sold as Redeem at its stations, which royalty is in addition to any payment obligation of BP under the APA (as defined below).

The Asset Sale was completed pursuant to the terms of an asset purchase agreement (the “APA”) between Renewables and BP, which was entered into on February 27, 2017 and filed as Exhibit 2.11 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2017. The foregoing description of the terms of the APA does not purport to be complete and is qualified in its entirety by the full text of the APA, which is incorporated herein by reference. The APA contains customary representations and warranties by the parties thereto, which were made solely for the purpose of the APA and as of specific dates as set forth therein, may have been qualified by certain private disclosures made between the parties and are subject to a contractual standard of materiality different from that generally applicable to stockholders, among other limitations. As a result, these representations and warranties should not be relied upon as a disclosure of factual information.

In accordance with applicable rules of the Securities and Exchange Commission, the Registrant has prepared pro forma financial information about the continuing impact of the Asset Sale by showing how it might have affected the Registrant’s historical consolidated financial statements if the transaction had been consummated at the end of the Registrant’s last completed fiscal year for purposes of the pro forma consolidated balance sheet and at the beginning of the Registrant’s last completed fiscal year for purposes of the pro forma consolidated statement of operations. Such pro forma financial information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Surrender of Renewables Option Awards.

In September 2013, Renewables established the 2013 Unit Option Plan (the “Renewables Plan”) and granted unit option awards thereunder (the “Renewables Option Awards”) to certain of its service providers. In connection with the closing of the Asset Sale, all holders of outstanding Renewables Option Awards entered into a surrender agreement with the Registrant and Renewables, pursuant to which (i) all Renewables Option Awards held by holders who were not members of Renewables’ Board of Managers were surrendered and cancelled in full in exchange for, upon the closing of the Asset Sale and Renewables’ receipt of any future cash payment pursuant to the terms of the APA, a cash payment in an amount determined based on such holder’s percentage ownership of Renewables following a cashless “net exercise” of such holder’s Renewables Option Awards, and (ii) all Renewables Option Awards held by members of Renewables’ Board of Managers were surrendered and cancelled in full in exchange for, upon the closing of the Asset Sale and Renewables’ receipt of any future cash payment pursuant to the terms of the APA, awards of shares of the Registrant’s common stock (the “Registrant Stock Awards”). The number of shares of the Registrant’s common stock subject to each Registrant Stock Award is to be calculated by dividing the cash payment to which the applicable holder would have been entitled as described in (i) above by the closing price of the Registrant’s common stock on March 31, 2017, the date of the closing of the Asset Sale. All Registrant Stock Awards are to be granted under the Registrant’s 2016 Performance Incentive Plan and fully vested upon grant, and the shares subject to such awards will be freely tradable upon issuance, subject to applicable securities laws relating to shares held by the Registrant’s affiliates. The foregoing description is intended to be a summary of the terms of the surrender agreement and is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Among the members of Renewables’ Board of Managers who held Renewables Option Awards prior to the closing of the Asset Sale were Andrew J. Littlefair, the Registrant’s President and Chief Executive Officer, Mitchell W. Pratt, the Registrant’s Chief Operating Officer, and Barclay F. Corbus, the Registrant’s Senior Vice President, Strategic Development. As a result, upon the closing of the Asset Sale, each such holder’s Renewables Option Awards were surrendered and cancelled in full in exchange for grants of Registrant Stock Awards and rights to receive additional Registrant Stock Awards upon any future cash payment to Renewables pursuant to the terms of the APA. The following table presents, for each of Mr. Littlefair, Mr. Pratt and Mr. Corbus, (a) the number of Renewables’ units subject to the Renewables Option Awards held by such person immediately prior to the closing of the Asset Sale, (b) the number of shares of the Registrant’s common stock subject to the Registrant Stock Awards granted to such person at the closing of the Asset Sale, and (c) the maximum approximate dollar value of shares of the Registrant’s common stock to be subject to Registrant Stock Awards that could be granted to such person over the next five years if Renewables receives the maximum amount of future cash payments under the APA during such period:

Name	Renewables Option Awards (No. of Units) (a)	Registrant Stock Awards (No. of Shares) (b)	Maximum Dollar Value of Future Registrant Stock Awards ($) (c)
Andrew J. Littlefair	12,000	460,536	313,000
Mitchell W. Pratt	9,000	345,402	235,000
Barclay F. Corbus	7,000	268,646	183,000

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information of the Registrant as of and for the fiscal year ended December 31, 2016, and the notes related thereto, as if the Asset Sale had been consummated at the end of such fiscal year for purposes of the pro forma consolidated balance sheet and at the beginning such fiscal year for purposes of the pro forma consolidated statement of operations, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Financial Information of Clean Energy Fuels Corp. and Subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2017	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information of Clean Energy Fuels Corp. and Subsidiaries.